Southern Ventures, Inc.

15000 Highway 11 North

Cottondale, AL 35453



STOCK PURCHASE AGREEMENT AND SIGNATURE PAGE

(All investors must sign this Stock Purchase Agreement)





Number of Shares Being Purchased:             x $5.00 per Share



Total Purchase Price for Shares:   $



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PURCHASER DATA: (Must be completed in full)

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Full Name of Subscriber: (Do not use initials)



First Name:  	                Middle Initial:



Last Name:



Residence Address (Do Not use P.O. Box)



Street:



City:



State:                 Zip Code:



Residence Phone:                   Business Phone:



Social Security Number or Tax I.D. Number:





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SIGNIFICANT DISCLOSURE



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THIS STOCK PURCHASE IS MADE PURSUANT TO, AND IS SUBJECT TO, THE
TERMS AND CONDITIONS OF THE QUALIFICATION APPROVED BY THE
SECURITIES COMMISSIONS OF THE STATES IN WHICH THE SHARES ARE
BEING OFFERED.



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SIGNATURE MUST BE IDENTICAL TO THE NAME OF REGISTERED OWNER



Printed Name of Purchaser:





Signature of Purchaser:	                     Date:



Printed Name of Purchaser

(if more than one):



Signature of Purchaser

(if more than one):	                          Date:





STOCK CERTIFICATE INFORMATION



The Name you wish to appear on the Stock Certificate:



The address where you would like the Stock Certificate sent:

(If same as address above, enter "SAME".)



Address:

City:

State:

Zip:



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